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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                State of Incorporation
------------------                                ----------------------
Neptune Delaware Corporation                                    Delaware
Suiza Capital Trust                                             Delaware
Suiza Capital Trust II                                          Delaware
Suiza Management Corporation                                    Delaware
Country Delite Farms, Inc.                                      Delaware
Country Fresh, Inc.                                             Michigan
     Burger Dairy Company                                        Indiana
     CFI-TMP, Inc.                                              Michigan
     Country Fresh Wesley, Inc.                                 Michigan
     Dairy Products of Michigan, Inc.                           Michigan
     Frostbite Brands, Inc.                                     Michigan
     East Coast Ice Cream, L.L.C.                               Michigan
     Northern Falls Water Company, Inc.                         Delaware
     Southeastern Juice Packers, Inc.                           Michigan
Dairy Fresh, Inc.                                               Delaware
Suiza GTL Holdings, Inc.                                        Delaware
     Suiza GTL, LLC                                             Delaware
          Assumed Names for Suiza GTL, LLC:
               Footman's, LLC                                      Maine
               Footman's Dairy, LLC                                Maine
               Grant's Dairy - Maine, LLC                          Maine
               Sunrise Farms, LLC                                  Maine
               West Lynn Creamery - Maine, LLC                     Maine
               Garelick Farms - Massachusetts              Massachusetts
               Miscoe Springs - Massachusetts              Massachusetts
               Scangas Bros. Holdings - Massachusetts      Massachusetts
               West Lynn Creamery - Massachusetts          Massachusetts
               West Lynn Creamery Realty - Massachusetts   Massachusetts
               West Lynn Creamery - New Hampshire          New Hampshire
               Garelick Farms - New Jersey                    New Jersey
               West Lynn Creamery - New Jersey                New Jersey
               Fairdale Farms - New York                        New York
               Garelick Farms - New York                        New York
               West Lynn Creamery - New York                    New York
               Nature's Best                                Rhode Island
               West Lynn Creamery - Vermont                      Vermont
          New England Dairies, LLC                              Delaware
          Tuscan/Lehigh Management, LLC                         Delaware
          Tuscan/Lehigh Dairies, L.P.                           Delaware
Garrido y Compania, Inc.                                     Puerto Rico
Land-O-Sun Dairies, L.L.C.                                      Delaware
LOS Holdings, Inc.                                              Delaware
Louis Trauth Dairy, Inc.                                        Delaware
Model Dairy, Inc.                                               Delaware


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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------
The Morningstar Group Inc.                                              Delaware
     Morningstar Foods Inc.                                             Delaware
          Ultra Products, L.L.C.                                         Arizona
Oberlin Farms Dairy, Inc.                                                   Ohio
Suiza Dairy Corporation                                                 Delaware
Suiza Foods Acquisition Corp.                                               Ohio
Suiza Fruit Corporation                                                 Delaware
Swiss Dairy Corporation                                                 Delaware
Thompson Beverage Acquisition Corporation                               Delaware
Velda Farms, Inc.                                                       Delaware
Continental Can Company, Inc.                                           Delaware
     Dixie Holdings, Inc.                                               New York
     Ferembal S.A.                                                        France
          Obalex A.S.                                             Czech Republic
     Lockbart Realty Corp.                                              New York
     Plastic Containers, Inc.                                           Delaware
          Continental Caribbean Containers, Inc.                        Delaware
          Continental Plastic Containers, Inc.                          Delaware
     Viatech Espana SA                                                     Spain
Franklin Plastics, Inc.                                                 Delaware
     Allentown Plastics, Inc.                                       Pennsylvania
     Atlanta Container, Inc.                                             Georgia
     Chester County Container Corporation                           Pennsylvania
     Consolidated Plastechs, Inc.                                  New Hampshire
     First Capital Plastics, Inc.                                   Pennsylvania
     Florida Plastics,  Inc.                                             Florida
     Franklin Plastics, Inc.                                       Massachusetts
     Illinois Plastics, Inc.                                            Illinois
     Kentwood Plastics, Inc.                                           Louisiana
     Liquitane Acquistion Corporation                                   Delaware
     Maine Plastics, Inc.                                                  Maine
     Marlborough Plastics, Inc.                                    Massachusetts
     Middlesex Plastics, Inc.                                        Connecticut
     New Jersey Plastics, Inc.                                        New Jersey
     North Carolina Plastics, Inc.                                North Carolina
     Ohio State Plastics, Inc.                                              Ohio
     Plastics Management Group, LLC                                Massachusetts
     Richmond Container, Inc.                                           Virginia
     Rostan Acquistion Corp.                                            Delaware
     Sherman Plastics, Inc.                                                Texas
     Vanguard Manufacturing, Inc.                                     New Jersey
Neva Plastics Manufacturing Corp.                                       Delaware


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